Exhibit 5.1

Michael M. Stewart
Direct Tel: (405) 235-7747	michael.stewart@crowedunlevy.com
Direct Fax: (405) 272-5238

February 11, 2008

GMX Resources Inc.

One Benham Place

9400 N. Broadway, Suite 600

Oklahoma City, OK 73114

Re:	GMX Resources Inc. Additional Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to GMX Resources Inc., an Oklahoma corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (the “Additional Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act and relates to the issuance and sale of up to $16,072,000 aggregate gross proceeds of shares of Common Stock, par value $0.001 per share, (the “Additional Shares”) originally registered under Registration Statement No. 333-134911 (the “Registration Statement”).

We hereby confirm that our opinions expressed in Exhibit 5.1 to the Registration Statement with respect to the shares of Common Stock that may be offered and sold under the Registration Statement also apply to the Additional Shares being registered and that may be offered and sold under the Additional Registration Statement and we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Additional Registration Statement.

We also consent to the reference to our firm under the caption “Legal Matters” in the Additional Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

CROWE & DUNLEVY, A PROFESSIONAL

CORPORATION

TULSA 500 KENNEDY BUILDING 321 SOUTH BOSTON AVENUE TULSA, OK 74103-3313 TEL: 918.592.9800 • FAX: 918.592.9801	OKLAHOMA CITY 20 NORTH BROADWAY, SUITE 1800 OKLAHOMA CITY, OK 73102-8273 TEL: 405.235.7700 • FAX: 405.239.6651	NORMAN THE HIPOINT OFFICE BUILDING 2500 SOUTH MCGEE, SUITE 140 NORMAN, OK 73072-6705 TEL: 405.321.7317 • FAX: 405.360.4002

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